Filed Pursuant to Rule 424(b)(5)

Registration No. 333-256878

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 16, 2021)

Up to $3,499,349

AKERNA CORP.

Shares of Common Stock

We have entered into a sales agreement, dated September 28, 2022, or the Sales Agreement, with A.G.P./Alliance Global Partners, or A.G.P., relating to our shares of common stock, par value $0.0001, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell our shares of common stock having an aggregate offering price of up to $20,000,000 from time to time through A.G.P. acting as our sales agent and/or principal limited to $3,499,349 in this Prospectus by the maximum offering amount under the Baby Shelf Limitation (as described below). We refer to A.G.P. as an “Agent”.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “KERN.” The closing price of our shares of common stock on September 23, 2022 on the Nasdaq Capital Market was $0.105.

Sales of our shares of common stock, if any, under this prospectus supplement may be made in one or more sales, each deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. A.G.P., as sales agent, is not required to sell any specific amount, but will use commercially reasonable efforts to sell on our behalf all of the shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The aggregate compensation payable to the Agent shall be up to 3.0% of the gross sales price of the shares sold pursuant to the Sales Agreement. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide rights of indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

As of September 14, 2022, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $12.85 million, which was calculated based on 77,901,548 shares of our outstanding common stock held by non-affiliates at a price of $0.165 per share, the closing price of our common stock on September 14, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000 (the “Baby Shelf Limitation”). During the twelve calendar months prior to, and including, the date of this prospectus supplement, we have sold shares of common stock with an aggregate value of $784,808 pursuant to General Instruction I.B.6 of Form S-3.

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and page of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of common stock being offered by this prospectus supplement or accompanying prospectus, or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P

The date of this prospectus supplement is September 28, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of our shares of common stock. Before buying any of the shares of common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the accompanying prospectus and information incorporated by reference herein and therein as described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part, this prospectus supplement, describes the terms of this offering of shares of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement, any document incorporated by reference herein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the Agent have authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, and in the documents incorporated by reference herein, is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor does this prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ii

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus supplement, including the documents incorporated by reference herein, includes statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and page of the accompanying prospectus, as well as the other documents we file with the SEC. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus supplement completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Forward-Looking Statements.”

This prospectus supplement does not contain all of the information included in the registration statement of which this prospectus supplement is a part. For a more complete understanding of this offering of shares of common stock, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the shares of common stock offered pursuant to this prospectus supplement. The registration statement, including the exhibits, can be read on the SEC’s website or at the SEC’s offices mentioned under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Unless otherwise indicated, any reference to “Akerna”, the “Company”, or as “we”, “us”, or “our” refers to Akerna Corp. and its consolidated subsidiaries.

iii

PROSPECTUS SUPPLEMENT SUMMARY

The following highlights certain information contained elsewhere in this prospectus supplement. It does not contain all the details concerning the Offering, including information that may be important to you. You should carefully review this entire prospectus including the section entitled “Risk Factors” and the financial statement incorporated herein by reference. See “Documents Incorporated by Reference” and “Where You Can Find More Information.”

Summary of Our Business

Akerna is a leading provider of enterprise software solutions within the cannabis industry. Cannabis businesses face significant complexity due to the stringent regulations and restrictions that shift based on regional, state, and national governing bodies. As the first to market more than ten years ago, Akerna’s family of software platforms help to enable regulatory compliance and inventory management across the entire supply chain. When the legal cannabis market started to grow, we identified a need for organic material tracking and regulatory compliance software as a service (SaaS) solution customized specifically for the unique needs of the industry. By providing an integrated ecosystem of applications and services that help our clients enable compliance, regulation, consumer safety and taxation, Akerna is building the technology backbone of the cannabis industry. While designed specifically for the unique needs of the cannabis market, our solutions are adaptable for other industries requiring government regulatory oversight, or where the tracking of organic materials from seed or plant to end products is desired.

Executing upon our expansion strategy, we acquire complementary cannabis brands to grow the scope of Akerna’s cannabis ecosystem. Since 2019, we have integrated six new brands into the Akerna product and service offering. Our first acquisition, Solo Sciences (“Solo”), was initiated in the fall of 2019, with the full acquisition completed in July 2020. We added Trellis Solutions (“Trellis”) to our portfolio on April 10, 2020 and finalized the acquisition of Ample Organics (“Ample”) and Last Call Analytics (“Last Call”) on July 7, 2020. More recently, on April 1, 2021 we completed our acquisition of Viridian Sciences Inc. (“Viridian”), a cannabis business management software system built on SAP Business One, followed by the acquisition of The NAV People, Inc. d.b.a. 365 Cannabis (“365 Cannabis”), a cannabis business management software system built on Microsoft Business Central, on October 1, 2021. Through our growing family of companies, Akerna provides highly versatile platforms that equip our clients with a central data management system for tracking regulated products. Our solutions also provide clients with integrated security, transparency, and scalability capabilities, all while helping maintaining compliance with their governing regulations.

On the commercial side, our products help state-licensed businesses operate in compliance with applicable regional laws. Our integrated ecosystem provides integrations with third-party vendors and add-ons that enhance the capabilities of our commercial software platforms. On the regulatory side, we provide track and trace solutions that allow state governments to monitor compliance of licensed cannabis businesses. To date, our software has helped monitor the compliance of more than $30 billion in legal cannabis. While our software facilitates the success of legal cannabis businesses, we do not handle any cannabis-related material, do not process cannabis sales transactions within the United States (“U.S.”), and our revenue is generated from a fixed-fee based subscription and professional services model and is not related to the type or amount of sales made by our clients.

We drive revenue growth through the development of our product line, our acquisitions and from continued expansion of the cannabis, hemp, and CBD industry. Businesses across the regulated cannabis industry use our solutions. The brand recognition of our existing products, our ability to provide services in all areas of the seed-to-sale life cycle, and our wealth of relevant experience attracts cultivation, manufacturing, and dispensary clients who are seeking comprehensive business optimization solutions. Our software solutions are designed to be scalable, and while mid-market and smaller customers have historically been our primary target segment, we are focused on extending our customer reach to address the needs of the emerging enterprise level operator. We believe these larger multi-state/multi-vertical operations represent significant long-term future growth opportunities as the cannabis industry continues to consolidate at a rapid rate. The sophistication of our platform accommodates the complexities of both multi-vertical and multi-state business needs, making us critical partners and allowing us to cultivate long-term, successful relationships with our clients.

Our principal executive offices are located at 1550 Larimer Street #246, Denver, Colorado 80202, and our telephone number is (888) 932-6537 and our Internet website address is www.akerna.com. The information on our website is not a part of, or incorporated in, this prospectus supplement.

THE OFFERING

Issuer:	Akerna Corp.

Shares of common stock offered by us:	A number of shares of common stock resulting in aggregate gross proceeds to us of up to $3,499,349.

Shares of common stock to be outstanding after this offering:	Up to 113,762,812 shares of common stock, assuming sales of 33,327,133 of our shares of common stock in this offering at an offering price of $0.105 per share, which was the last reported sale price of our shares of common stock on the NASDAQ Capital Market on September 23, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering:	“At the market” offering that may be made from time to time by or through the Agent, acting as sales agent or principal. See “Plan of Distribution” on page S-11.

Use of proceeds:	We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, including working capital, marketing, product development and capital expenditures. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors:	Investing in our shares of common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and other information included or incorporated into this prospectus supplement, as well as the risks and uncertainties described in the other documents we file with the SEC.

Nasdaq Capital Market symbol:	“KERN”

Unless otherwise indicated, the number of our shares of common stock to be outstanding immediately after this offering as shown above is based on 80,435,679 shares of common stock outstanding as of September 26, 2022. The number of shares outstanding excludes the following as of September 26, 2022:

●	383,358 shares of common stock issuable upon vesting of outstanding restricted stock units and restricted stock awards;

●	5,813,804 and 45,652,174 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $11.50 and $0.23 per share, respectively;

●	47,085,346 shares of common stock reserved for issuance upon conversion of our outstanding convertible notes;

●	291,192 shares of common stock issuable upon conversion of exchangeable shares; and

●	3,366,346 shares of common stock reserved for future issuance under our equity incentive plan.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021, and in our quarterly reports on Form 10-Q for the periods ended March 31, 2022, and June 30, 2022, which reports are incorporated by reference in this prospectus supplement, together with all of the other information included in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including any documents subsequently filed and incorporated by reference, before making an investment decision with regard to our securities. See “Documents Incorporated by Reference” and “Where You Can Find More Information” below.

Summary of Risk Factors

The following is a short description of the risks and uncertainties you should carefully consider in evaluating our business and us which are more fully described in our annual report on Form 10-K for the fiscal year ended December 31, 2021 and in our quarterly reports on Forms 10-Q for the periods ended March 31, 2022 and June 30, 2022, which reports are incorporated by reference in this prospectus supplement. The factors listed below and in the transition report and quarterly report, represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.

Risks Relating to Our Financial Condition and Operating History

●	There is substantial doubt about our ability to continue as a going concern.

●	We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future.

●	We have a relatively short operating history, which makes it difficult to evaluate our business and future prospects.

●	Our long-term results of operations are difficult to predict and depend on the commercial success of our clients, the continued growth of the cannabis industry generally, and the regulatory environment within which the cannabis industry operates.

●	Direct and indirect consequences of the COVID-19 pandemic may have material adverse consequences.

Risks Related to the Cannabis Industry

●	As a company whose clients operate in the cannabis industry, we face many unique and evolving risks.

o	Marijuana remains illegal under United States federal law
o	Uncertainty of federal enforcement
o	We could become subject to racketeering laws
o	Banking regulations could limit access to banking services and expose us to risk
o	Dividends and distributions could be prevented if our receipt of payments from clients is deemed to be proceeds of crime
o	Further legislative development beneficial to our operations is not guaranteed
o	The cannabis industry could face strong opposition from other industries
o	The legality of marijuana could be reversed in one or more states
o	Changing legislation and evolving interpretations of the law
o	Dependence on client licensing
o	Insurance risks
o	Bankruptcy Law risks

●	The cannabis industry is an evolving industry and we must anticipate and respond to changes.

Risks related to Our Business

●	A significant portion of our business is and is expected to be, from government contracts, which present certain unique risks.

●	Our operations may be adversely affected by disruptions to our information technology, or IT, systems, including disruptions from cybersecurity breaches of our IT infrastructure.

●	Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients and market our products and services.

●	We rely on third parties for certain services made available to users of our platforms, which could limit our control over the quality of the user experience and our cost of providing services.

●	Acquisitions and integration issues may expose us to risks.

●	To grow and be successful, we need to attract and retain qualified personnel.

●	We are smaller and less diversified than many of our potential competitors.

●	Our business and stock price may suffer as a result of our limited public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock in an adverse manner, the price and trading volume of our common stock could decline.

Risks related to Intellectual Property

●	Protecting and defending against intellectual property claims may have a material adverse effect on our business.

●	Our success depends in part upon our ability to protect our core technology and intellectual property.

●	Others may assert intellectual property infringement claims against us.

●	Protecting and defending against intellectual property claims may have a material adverse effect on our business.

●	Our success depends in part upon our ability to protect our core technology and intellectual property.

●	Others may assert intellectual property infringement claims against us.

Risks related to Our Charter Documents

●	Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt and limit the price investors might be willing to pay in the future for our common stock and could entrench management.

●	Our corporate opportunity provisions in our Amended and Restated Certificate of Incorporation could enable management to benefit from corporate opportunities that might otherwise be available to us.

●	Our amended and restated certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Risks Relating to our Convertible Debt

●	The issuance of shares of our common stock pursuant to our convertible notes may result in significant dilution to our stockholders.

●	Our obligations to the holders of our convertible notes are secured by a security interest in substantially all of our assets, if we default on those obligations, the convertible note holders could foreclose on our assets.

●	The holders of the convertible notes have certain additional rights upon an event of default under such convertible notes, which could harm our business, financial condition, and results of operations and could require us to reduce or cease our operations.

Risks Relating to Our Common Stock

●	We may seek to raise additional funds, finance acquisitions, or develop strategic relationships by issuing securities that would dilute investors’ ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

●	Warrants are exercisable for our common stock, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

●	Certain of our warrants are accounted for as a warrant liability and are recorded at fair value upon issuance with any changes in fair value each period reported in our statement of operations, which may have an adverse effect on the market price of our securities.

●	If we do not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, public holders will only be able to exercise such warrants on a “cashless basis.”

●	If our common stock is delisted from Nasdaq, the liquidity and price of our common stock could decrease and our ability to obtain financing could be impaired.

●	We may face additional risks, including regulatory, litigation, stockholder or other actions and negative impacts on our stock price, as a result of the material weakness in our internal control over financial reporting and revisions to our financial statements

●	The market price of our shares of common stock is particularly volatile given our status as a relatively new public company with a generally small and thinly traded public float, which could lead to wide fluctuations in our share price. Stockholders may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses to them.

●	The market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and stockholders may be unable to resell shares of common stock at or above the price at which they are acquired.

●	We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation in the value of our common stock.

General Risks

●	We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002.

●	Failure to remediate material weaknesses in internal controls over financial reporting could result in material misstatements in our financial statements.

●	The requirements of being a public company may strain our resources and divert management’s attention.

●	We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

●	Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

●	Our operations could be adversely affected by events outside of our control, such as natural disasters, wars, or health epidemics.

Risks Related to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and approval of our products and cause the price of our common stock to decline.

If you purchase shares of our common stock in this offering, you will experience immediate dilution as a result of this offering.

Because the price per share being offered may be higher than net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2022 was approximately $(13.8 million), or $(0.37) per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See “Dilution” on page S-10 of this prospectus supplement for a more detailed illustration of the dilution you may incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

If you purchase shares of our common stock in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the recently enacted Inflation Reduction Act of 2022 may adversely impact the Company and the value of shares of our common stock.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of our common stock. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company’s financial performance and the value of shares of our common stock. Additionally, states in which we operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for 2022 or later years. The proposed legislation remains subject to change, and its impact on the Company and purchasers of our common stock is uncertain.

In addition, the Inflation Reduction Act of 2022 was recently signed into law and includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and we cannot predict how this legislation or any future changes in tax laws might affect the Company or purchasers of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the exhibits attached hereto and thereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management, are forward-looking statements. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are based on information available to our management as of the date of this prospectus supplement and our management’s good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, in particular the substantial risks and uncertainties related to the ongoing COVID-19 pandemic. Important factors that could cause such differences include, but are not limited to:

●	our ability to continue as a going-concern;

●	our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth;

●	our dependence on the commercial success of our clients, the continued growth of the cannabis industry and the regulatory environment in which the cannabis industry operates;

●	our ability to attract new clients on a cost-effective basis and the extent to which existing clients renew and upgrade their subscriptions;

●	the timing of our introduction of new solutions or updates to existing solutions;

●	our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content;

●	our ability to respond to changes within the cannabis industry;

●	the effects of adverse changes in, or the enforcement of, federal laws regarding our clients’ cannabis operations or our receipt of proceeds from such operations;

●	our ability to manage unique risks and uncertainties related to government contracts;

●	our ability to manage and protect our information technology systems;

●	our ability to maintain and expand our strategic relationships with third parties;

●	our ability to deliver our solutions to clients without disruption or delay;

●	our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance;

●	our ability to expand our international reach;

●	our ability to retain or recruit officers, key employees, and directors;

●	our ability to raise additional capital or obtain financing in the future;

●	our ability to successfully integrate acquired businesses with Akerna’s business within anticipated timelines and at their expected costs;

●	our ability to complete planned acquisitions on time or at all due to failure to obtain stockholder approval or governmental or regulatory clearances, or the failure to satisfy other conditions to completion, or the failure of completion for any other reason;

●	our response to adverse developments in the general market, business, economic, labor, regulatory, and political conditions, including worldwide demand for cannabis and the spot price and long-term contract price of cannabis;

●	our response to competitive risks;

●	our ability to protect our intellectual property;

●	the market reaction to negative publicity regarding cannabis;

●	our ability to manage the requirements of being a public company;

●	our ability to service our convertible debt;

●	our accounting treatment of certain of our private warrants;

●	our ability to effectively manage any disruptions to our business and/or any negative impact to our financial performance caused by the economic and social effects of the COVID-19 pandemic and measures taken in response; and

●	other factors discussed in other sections of this prospectus supplement, including the section titled “Risk Factors,” and in the Company’s annual report for the fiscal year ended December 31, 2021 on Form 10-K and the Company’s quarterly report for the period ended June 30, 2022 on Form 10-Q, incorporated herein by reference, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all the forward-looking statements contained in this prospectus supplement by the foregoing cautionary statements.

USE OF PROCEEDS

We may issue and sell our shares of common stock having aggregate gross proceeds of up to $3,499,349 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of our shares of common stock that we are offering may be up to approximately $3.29 million, after deducting the Agent’s commission and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of our shares of common stock, if any, for general corporate purposes, including working capital, marketing, product development and capital expenditures. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and page of our Annual Report, as well as the other documents we file with the SEC. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DIVIDEND POLICY

We do not intend to pay dividends for the foreseeable future. In addition, our ability to pay dividends is restricted by agreements governing Akerna’s and its subsidiaries’ debt, including the Company’s senior secured convertible notes. See “Risk Factors” above.

DESCRIPTION OF CAPITAL STOCK

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” beginning on page 11 of the accompanying prospectus. As of September 26, 2022, our authorized capital consists of 150,000,000 shares of common stock, $0.0001 par value per share, of which 80,435,679 shares of common stock are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which one share of special voting preferred stock is issued and outstanding with a voting equivalent of 291,192 shares of common stock. Our common stock is listed on the Nasdaq Capital Market under the symbol “KERN.” Our transfer agent is Continental Stock Transfer and Trust Company.

DILUTION

If you purchase common stock in this offering, your interest may be diluted to the extent of the difference between the offering price of the shares of common stock offered hereby and the as-adjusted net tangible book value per share of common stock after this offering.

The net tangible book value of our common stock as of June 30, 2022 was approximately $(13.8 million), or approximately $(0.37) per share. After giving effect to our issuance of 29,382,861 units and 14,095,400 pre-funded units on July 5, 2022 (the “July 2022 Offering”) for net proceeds of approximately $9.3 million, our pro forma net tangible book value as of June 30, 2022 was approximately $(4.5) million or $(0.06) per share, based on 80,304,994 shares issued and outstanding on a pro forma basis. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of shares of our common stock outstanding.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering from time to time and the as adjusted pro forma net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the assumed sale of 33,327,133 shares of common stock offered by this prospectus supplement at an assumed offering price of $0.105 per share (the closing price of our shares on the Nasdaq Capital Market on September 23, 2022), and after deducting commissions and estimated aggregate offering expenses payable by us, estimated to be $100,000, our as adjusted pro forma net tangible book value as of June 30, 2022 would have been approximately $(1.2) million, or approximately $(0.01) per share. This represents an immediate increase in pro forma net tangible book value of approximately $0.05 per share to our existing stockholders and an immediate dilution in as adjusted pro forma net tangible book value of approximately $0.115 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Assumed offering price per share		$0.105
Net tangible book value per share at June 30, 2022	$(0.37)
Pro forma net tangible book value per share at June 30, 2022	$(0.06)
Increase in pro forma net tangible book value per share attributable to existing shareholders	$0.05
As adjusted pro forma net tangible book value per share as of June 30, 2022 after giving effect to this offering		$(0.010)
Dilution per share to investors purchasing our common stock in this offering		$0.115

Based on 80,304,994 shares of common stock outstanding pro forma for the July 2022 Offering as of June 30, 2022 and 113,632,127 on an as adjusted pro forma basis after giving effect to the issuance of 33,327,133 shares of common stock offered by this prospectus supplement. Because the offering under this prospectus may be completed at varying prices in at-the-market transactions, the actual number of shares issued may differ from the assumed issuance of 33,327,133 and dilution per shares and to purchasers will vary accordingly.

The number of shares of common stock outstanding excludes:

●	383,358 shares of common stock issuable upon vesting of outstanding restricted stock units and restricted stock awards;

●	5,813,804 and 45,652,174 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $11.50 and $0.23 per share, respectively;

●	47,085,346 shares of common stock reserved for issuance upon conversion of our outstanding convertible notes;

●	291,192 shares of common stock issuable upon conversion of exchangeable shares; and

●	3,500,359 shares of common stock reserved for future issuance under our equity incentive plan.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a sales agreement, or the Sales Agreement, with A.G.P./Alliance Global Partners, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $20 million through A.G.P./Alliance Global Partners as our Agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, or in privately negotiated transactions. The Sales Agreement has been filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Agent will offer our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Agent. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on our behalf all of the shares of common stock requested to be sold by us. We or the Agent may suspend the offering of the common stock being made through the Agent under the Sales Agreement upon proper notice to the other party.

Unless otherwise specified in the applicable placement notice, settlement for sales of our common stock will occur on the second trading day (or such earlier day as is industry practice for regular-way trading) following the time at which an acquiror of common stock entered into a contract, binding upon such acquiror, to acquire such common stock, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agent in cash, upon each sale of our shares of common stock pursuant to the Sales Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock. The foregoing rate of compensation does not apply when the Agent acts as principal, in which case sales of our common stock will be made at a price agreed upon at the relevant time pursuant to a placement notice. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse the Agent for the fees and disbursements of its counsel in an amount not to exceed (i) $50,000 in connection with the establishment of the at-the-market offering, and (ii) thereafter, $3,000 on a quarterly basis. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agent under the Sales Agreement, will be approximately $100,000. We will report at least quarterly the number of shares of common stock sold through the Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agent in connection with the sales of common stock.

In connection with the sales of common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act and the Exchange Act.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus supplement, or (ii) termination of the Sales Agreement as permitted therein.

Each Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the Sales Agreement with the SEC on a Current Report on Form 8-K concurrently with the filing of this prospectus supplement.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock acquired pursuant to this prospectus supplement. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed U.S. Treasury Regulations promulgated or proposed thereunder and current administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position.

This discussion is limited to U.S. holders and non-U.S. holders who hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum income tax and the additional tax on net investment income, nor does it address any aspect of state, local or non-U.S. taxes, or U.S. federal taxes other than income taxes, such as federal estate and gift taxes. Except as provided below, this summary does not address tax reporting requirements. And, except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. This discussion does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax considerations that may be applicable to particular holders, such as:

●	insurance companies;

●	tax-exempt organizations;

●	banks or other financial institutions;

●	brokers or dealers in securities or foreign currency;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts, regulated investment companies or mutual funds;

●	pension plans;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;

●	persons that own (directly, indirectly or constructively) more than 5% of the total voting power or total value of our common stock;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	certain former citizens or long-term residents of the United States;

●	U.S. holders (as defined below) that hold our common stock in connection with a trade or business, permanent establishment, or fixed base outside the United States;

●	persons that have a “functional currency” other than the U.S. dollar;

●	persons that acquire our common stock as compensation for services;

●	owners that hold our stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	holders subject to special accounting rules;

●	S corporations; and

●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the purchase, ownership and disposition of our common stock.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of the purchase, ownership and disposition of our common stock.

U.S. Holders

Distributions on Common Stock

If we pay distributions of cash or property with respect to our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s adjusted tax basis in its shares of our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain on Sale, Exchange or Other Taxable Disposition

Upon the sale or other taxable disposition of common shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in such common shares sold or otherwise disposed of. Such gain or loss generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held by the U.S. holder for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. holder that is an individual, estate, or trust. Deductions for capital losses are subject to significant limitations.

Non-U.S. Holders

Distributions on Common Stock

If we pay distributions of cash or property with respect to our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its shares of our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Non-U.S. Holders —Gain on Sale, Exchange or Other Taxable Disposition.” Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, common stock or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations.

Distributions that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States are generally not subject to the 30% (or lower rate as may be specified by an applicable tax treaty) withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI stating that the distributions are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business, the distribution will generally have the consequences described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition

Subject to the discussions below in “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to a U.S. holder, and, if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition; or

●	our common stock constitutes “U.S. real property interests” by reason of our being or having been a “U.S. real property holding corporation” during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a domestic corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (within the meaning of the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its U.S. and worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. However, because the determination of whether we are a U.S. real property holding corporation depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a U.S. real property holding corporation in the future. Even if we become a U.S. real property holding corporation, as long as our common stock is regularly traded on an established securities market under the rules set forth in the Treasury Regulations, common stock held by a non-U.S. holder will be treated as U.S. real property interests only if such non-U.S. holder actually (directly or indirectly) or constructively holds more than five percent of the total voting power or total value of such regularly traded common stock at any time during the shorter of the five-year period preceding such non-U.S. holder’s disposition of, or such non-U.S. holder’s holding period for, our common stock.

Information Reporting and Backup Withholding

Distributions on, and the payment of the proceeds of a disposition of, our common stock generally will be subject to information reporting if made within the United States or through certain U.S.-related financial intermediaries. Information returns are required to be filed with the IRS and copies of information returns may be made available to the tax authorities of the country in which a holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding may also apply if the holder fails to provide certification of exempt status or a correct U.S. taxpayer identification number and otherwise comply with the applicable backup withholding requirements. Generally, a holder will not be subject to backup withholding if it provides a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided certain information is timely filed with the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of dividends on our common shares. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.

FATCA withholding also potentially applies to payments of gross proceeds from the sale or other disposition of our common stock. Proposed regulations, however, would eliminate FATCA withholding on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed regulations until final regulations are issued.

Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common shares, including the applicability of any intergovernmental agreements.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and other legal matters concerning this offering relating to United States federal law and New York law has been passed upon for us by Dorsey & Whitney LLP, Denver, Colorado. The Agent is being represented in connection with this offering by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of Akerna as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for the year ended December 31, 2021, for the transitional six months ended December 31, 2020, and for the year ended June 30, 2020 included in our annual report on Form 10-K which is incorporated herein by reference, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of The Nav People, Inc. & Subsidiary, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes to the financial statements included in our current report on Form 8-K as filed with the SEC on December 13, 2021 and incorporated herein by reference, have been audited by Marcum LLP, independent auditors, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus supplement. Information we file with the SEC after the date of this prospectus supplement will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus supplement.

The following documents have been filed by us with the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus supplement.

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which report contains our audited consolidated financial statements as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for the year ended December 31, 2021, for the transitional six months ended December 31, 2020, and for the year ended June 30, 2020, and the related notes, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the fiscal years ended December 31, 2021 and 2020 as filed with the SEC on March 31, 2022;

(b)	our Proxy Statement on Schedule 14A in connection with our May 13, 2022 annual general meeting of stockholders (adjourned to May 25, 2022), to the extent such information is specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on April 19, 2022;

(c)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which report contains the unaudited condensed consolidated financial statements of the Company and the notes thereto as of March 31, 2022 and for the three months ended March 31, 2022 and 2021 and the related management’s discussion and analysis of financial condition and results of operations for the three months ended March 31, 2022 and 2021, as filed with the SEC on May 13, 2022;

(d)	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which report contains the unaudited condensed consolidated financial statements of the Company and the notes thereto as of June 30, 2022 and for the six months ended June 30, 2022 and 2021 and the related management’s discussion and analysis of financial condition and results of operations for the six months ended June 30, 2022 and 2021, as filed with the SEC on August 12, 2022;

(e)	our Current Reports on Form 8-K as filed on January 21, 2022, March 22, 2022, April 4, 2022, May 13, 2022, May 17, 2022, May 23, 2022, May 27, 2022, July 7, 2022, July 29, 2022, August 19, 2022, August 30, 2022 and September 26, 2022;

(f)	Exhibits 99.1, 99.2 and 99.3 to our Current Report on Form 8-K as filed on December 13, 2021;

(g)	The description of the Common Stock contained in the registration statement on Form 8-A of MTech Acquisitions Corp. with the SEC on January 26, 2018, including any amendment or report filed for purposes of updating such description. The Company is the successor issuer to MTech Acquisitions Corp.; and

(h)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus supplement but before the end of the offering of the securities made by this prospectus supplement.

We also hereby specifically incorporate by reference all filings by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the securities under this prospectus supplement, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

AKERNA CORP.
1550 Larimer Street #246

Denver, Colorado 80202

Attention: Dean Ditto, Chief Financial Officer

Telephone: 1-888-932-6537

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our company and the shares offered by this prospectus supplement, you should refer to the registration statement, including the exhibits and schedules thereto.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement, of which this prospectus supplement is a part, and the documents incorporated by reference herein, at the SEC’s Internet site. You may also access these documents at the Company’s website at www.akerna.com.

PROSPECTUS

AKERNA CORP.

$100,000,000 Shares of Common Stock Shares of Preferred Stock Warrants Units

Akerna Corp. (the “Company”) may offer and sell, from time to time, up to $100,000,000 aggregate initial offering price of shares of common stock, par value $0.0001, in the capital of the Company, (which we refer to herein as “Common Stock”), shares of preferred stock, par value $0.0001, in the capital of the Company (which we refer to herein as “Preferred Stock”), warrants to purchase shares of Common Stock or Preferred Stock (which we refer to herein as “Warrants”) or any combination thereof (which we refer to herein as “Units”) in one or more transactions under this base prospectus (which we refer to herein as the “prospectus”). This prospectus also covers (i) Common Stock that may be issued upon the conversion of Preferred Stock and Common Stock and Preferred Stock that may be issued upon exercise of Warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder, including, in each case, an indeterminate number of Common Stock and Preferred Stock that may be issued pursuant to anti-dilution or adjustment provisions in Preferred Stock or Warrants issuable hereunder.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement (which we refer to herein as the “prospectus supplement”) that describes specific information about the particular securities being offered and may add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this prospectus. This prospectus may not be used to offer or sell securities without the prospectus supplement which includes a description of the method and terms of that offering.

We may sell the securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our Common Stock trades on the Nasdaq Capital Market under the symbol “KERN”. On June 16, 2021, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $4.34 per share. There is currently no market through which the securities, other than the Common Stock, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities, other than the Common Stock, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

Investing in the securities involves risks. See “Risk Factors” on page 4.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED JUNE 16, 2021

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities that we may offer. The specific terms of the securities in respect of which this prospectus is being delivered will be set forth in a prospectus supplement and may include, where applicable: (i) in the case of Common Stock, the number of shares of Common Stock offered, the offering price and any other specific terms of the offering; (ii) in the case of Preferred Stock, the number of shares of Preferred Stock offered, the designation and class of the Preferred Stock, the offering price, any dividend terms and rates, conversion terms and conversion price and any other specific terms of the Preferred Stock and offering (iii) in the case of Warrants, the designation, number and terms of the Common Stock or Preferred Stock purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Stock, Preferred Stock, or Warrants comprising the Units. A prospectus supplement may include specific variable terms pertaining to the securities that are not within the alternatives and parameters set forth in this prospectus.

In connection with any offering of the securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information”.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “$” are to United States dollars.

Unless otherwise indicated, any reference to Akerna, or as “we”, “us”, or “our” refers to Akerna Corp. and its consolidated subsidiaries (“Akerna” or the “Company”).

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SUMMARY

The following highlights certain information contained elsewhere in this prospectus. It does not contain all the details concerning the Offering, including information that may be important to you. You should carefully review this entire prospectus including the section entitled “Risk Factors” and the financial statement incorporated herein by reference. See “Documents Incorporated by Reference” and “Where You Can Find More Information.”

Summary of Our Business

Akerna is the leading provider of enterprise software solutions within the cannabis industry. Cannabis businesses face significant complexity due to the stringent regulations and restrictions that shift based on regional, state, and national governing bodies. As the first to market more than ten years ago, Akerna’s family of software platforms enable regulatory compliance and inventory management across the entire supply chain. When the legal cannabis market started to grow, we identified a need for organic material tracking and regulatory compliance software as a service (SaaS) solution customized specifically for the unique needs of the industry. By providing an integrated ecosystem of applications and services that enables compliance, regulation, consumer safety and taxation, Akerna is building the technology backbone of the cannabis industry. While designed specifically for the unique needs of the cannabis market, our solutions are adaptable for other industries requiring government regulatory oversight, or where the tracking of organic materials from seed or plant to end products is desired.

Executing upon our expansion strategy, we acquire complementary cannabis brands to grow the scope of Akerna’s cannabis ecosystem. Throughout 2019 and 2020, we integrated four new brands into the Akerna product and service offering. Our first acquisition, solo sciences, was initiated in the fall of 2019, with the full acquisition completed in July 2020. We added Trellis Solutions to our portfolio on April 10, 2020 and finalized the acquisition of Ample Organics and Last Call Analytics on July 7, 2020. On April 1, 2021, Akerna completed the acquisition of Viridian Sciences, a cannabis business management software system built on SAP Business One. Through our growing family of companies, Akerna provides highly versatile platforms that equip our clients with a central data management system for tracking regulated products. Our solutions also provide clients with integrated security, transparency, and scalability capabilities, all while maintaining compliance with their governing regulations.

On the commercial side, our products help state-licensed businesses operate in compliance with applicable regional laws. Our integrated ecosystem provides integrations with third-party vendors and add-ons that enhance the capabilities of our commercial software platforms. On the regulatory side, we provide track and trace solutions that allow state governments to monitor compliance of licensed cannabis businesses.  To date, our software has helped monitor the compliance of more than $20 billion in legal cannabis. While our software facilitates the success of legal cannabis businesses, we do not handle any cannabis-related material, do not process cannabis sales transactions within the United States, and our revenue is generated from a fixed-fee based subscription model and is not related to the type or amount of sales made by our clients.

We drive revenue growth through the development of our product line, our acquisitions and from continued expansion of the cannabis, hemp, and CBD industry. Businesses across the regulated cannabis industry use our solutions. The brand recognition of our existing products, our ability to provide services in all areas of the seed-to-sale life cycle, and our wealth of relevant experience attracts cultivation, manufacturing, and dispensary clients who are seeking comprehensive business optimization solutions. Our software solutions are designed to be scalable, and while mid-market and smaller customers have historically been our primary target segment, we are focused on extending our customer reach to address the needs of the emerging enterprise level operator. We believe these larger multi-state/multi-vertical operations represent significant long-term future growth opportunities as the cannabis industry continues to consolidate at a rapid rate. The sophistication of our platform accommodates the complexities of both multi-vertical and multi-state business needs, making us critical partners and allowing us to cultivate long-term, successful relationships with our clients.

Our principal executive offices are located at 1550 Larimer Street #246, Denver, Colorado 80202, and our telephone number is (888) 932-6537 and our Internet website address is www.akerna.com.  The information on our website is not a part of, or incorporated in, this prospectus.

The Securities being Offered under this Prospectus

We may offer the Common Stock, Preferred Stock, Warrants or Units with a total value of up to $100,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	original issue discount, if any;

●	rates and times of payment of dividends, if any;

●	redemption, conversion or exchange terms, if any;

●	conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not described in this prospectus.

Common Stock

We may issue shares of our Common Stock from time to time. The holders of our Common Stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

We may issue shares of our Preferred Stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible Preferred Stock will be convertible into our Common Stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates. If we sell any series of Preferred Stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges, and restrictions of the Preferred Stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before the issuance of the related series of Preferred Stock. We urge you to read the applicable prospectus supplement related to the series of Preferred Stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of Preferred Stock.

Warrants

We may issue Warrants for the purchase of Common Stock or Preferred Stock in one or more series. We may issue Warrants independently or together with Common Stock or Preferred Stock, and the Warrants may be attached to or separate from these securities. We will evidence each series of Warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of Warrants.

In this prospectus, we have summarized certain general features of the Warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of Warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the Warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the Warrants we are offering before the issuance of the Warrants.

Units

We may issue Units consisting of Common Stock, Preferred Stock and/or Warrants for the purchase of Common Stock or Preferred Stock in one or more series. In this prospectus, we have summarized certain general features of the Units. We urge you, however, to read the applicable prospectus supplement related to the series of Units being offered, as well as the Unit agreements that contain the terms of the Units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our transition report on Form 10-KT for the six-month transition period ended December 31, 2020, and in our quarterly report on Form 10-Q for the period ended March 31, 2021, which reports are incorporated by reference in this prospectus, together with all of the other information included in this prospectus or incorporated by reference herein, including any documents subsequently filed and incorporated by reference, before making an investment decision with regard to our securities. See “Documents Incorporated by Reference” and “Where You Can Find More Information” below.

The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.

Summary of Risk Factors

The following is a short description of the risks and uncertainties you should carefully consider in evaluating our business and us which are more fully described in our transition report on Form 10-KT for the six-month transition period ended December 31, 2020 and in our quarterly report on Form 10-Q for the period ended March 31, 2021, which reports are incorporated by reference in this prospectus. The factors listed below and in the transition report and quarterly report, represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.

Risks Relating to Our Financial Condition and Operating History

●	We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future.

●	We have a relatively short operating history, which makes it difficult to evaluate our business and future prospects.

●	Our long-term results of operations are difficult to predict and depend on the commercial success of our clients, the continued growth of the cannabis industry generally, and the regulatory environment within which the cannabis industry operates.

●	Direct and indirect consequences of the COVID-19 pandemic may have material adverse consequences.

Risks Related to the Cannabis Industry

●	As a company whose clients operate in the cannabis industry, we face many unique and evolving risks.

o	Marijuana remains illegal under United States federal law
o	Uncertainty of federal enforcement
o	We could become subject to racketeering laws
o	Banking regulations could limit access to banking services and expose us to risk
o	Dividends and distributions could be prevented if our receipt of payments from clients is deemed to be proceeds of crime
o	Further legislative development beneficial to our operations is not guaranteed
o	The cannabis industry could face strong opposition from other industries
o	The legality of marijuana could be reversed in one or more states
o	Changing legislation and evolving interpretations of the law
o	Dependence on client licensing
o	Insurance risks

●	The cannabis industry is an evolving industry and we must anticipate and respond to changes.

Risks related to Our Business

●	A significant portion of our business is and is expected to be, from government contracts, which present certain unique risks.

●	Our operations may be adversely affected by disruptions to our information technology, or IT, systems, including disruptions from cybersecurity breaches of our IT infrastructure.

●	Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients and market our products and services.

●	We rely on third parties for certain services made available to users of our platforms, which could limit our control over the quality of the user experience and our cost of providing services.

●	Acquisitions and integration issues may expose us to risks.

●	To grow and be successful, we need to attract and retain qualified personnel.

●	We are smaller and less diversified than many of our potential competitors.

●	Our business and stock price may suffer as a result of our limited public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock in an adverse manner, the price and trading volume of our common stock could decline.

Risks related to Intellectual Property

●	Protecting and defending against intellectual property claims may have a material adverse effect on our business.

●	Our success depends in part upon our ability to protect our core technology and intellectual property.

●	Others may assert intellectual property infringement claims against us.

●	Protecting and defending against intellectual property claims may have a material adverse effect on our business.

●	Our success depends in part upon our ability to protect our core technology and intellectual property.

●	Others may assert intellectual property infringement claims against us.

Risks related to Our Charter Documents

●	Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt and limit the price investors might be willing to pay in the future for our common stock and could entrench management.

●	Our corporate opportunity provisions in our Amended and Restated Certificate of Incorporation could enable management to benefit from corporate opportunities that might otherwise be available to us.

●	Our amended and restated certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Risks Relating to our Convertible Debt

●	The issuance of shares of our common stock pursuant to our convertible notes may result in significant dilution to our stockholders.

●	Our obligations to the holders of our convertible notes are secured by a security interest in substantially all of our assets, if we default on those obligations, the convertible note holders could foreclose on our assets.

●	The holders of the convertible notes have certain additional rights upon an event of default under such convertible notes, which could harm our business, financial condition, and results of operations and could require us to reduce or cease our operations.

Risks Relating to our Accounting for Certain Warrants

●	Certain of our warrants are accounted for as liabilities and are recorded at fair value upon issuance with any changes in fair value each period reported in our statement of operations, which may have an adverse effect on the market price of our securities.

●	We may face additional risks, including regulatory, litigation, stockholder or other actions and negative impacts on our stock price, as a result of the material weakness in our internal control over financial reporting and revisions to our financial statements.

Risks Relating to Our Common Stock

●	We may seek to raise additional funds, finance acquisitions, or develop strategic relationships by issuing securities that would dilute investors’ ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

●	Warrants are exercisable for our common stock, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

●	The market price of our shares of common stock is particularly volatile given our status as a relatively new public company with a generally small and thinly traded public float, which could lead to wide fluctuations in our share price. Stockholders may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses to them.

●	The market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and stockholders may be unable to resell shares of common stock at or above the price at which they are acquired.

●	We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation in the value of our common stock.

General Risks

●	We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002.

●	Failure to remediate material weaknesses in internal controls over financial reporting could result in material misstatements in our financial statements.

●	The requirements of being a public company may strain our resources and divert management’s attention.

●	We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

●	Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

●	Our operations could be adversely affected by events outside of our control, such as natural disasters, wars, or health epidemics.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management, are forward-looking statements. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are based on information available to our management as of the date of this prospectus and our management’s good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, in particular the substantial risks and uncertainties related to the ongoing COVID-19 pandemic. Important factors that could cause such differences include, but are not limited to:

●	our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth;

●	our short operating history makes it difficult to evaluate our business and future prospects;

●	our dependence on the commercial success of our clients, the continued growth of the cannabis industry and the regulatory environment in which the cannabis industry operates;

●	our ability to attract new clients on a cost-effective basis and the extent to which existing clients renew and upgrade their subscriptions;

●	the timing of our introduction of new solutions or updates to existing solutions;

●	our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content;

●	our ability to respond to changes within the cannabis industry;

●	the effects of adverse changes in, or the enforcement of, federal laws regarding our clients’ cannabis operations or our receipt of proceeds from such operations;

●	our ability to manage unique risks and uncertainties related to government contracts;

●	our ability to manage and protect our information technology systems;

●	our ability to maintain and expand our strategic relationships with third parties;

●	our ability to deliver our solutions to clients without disruption or delay;

●	our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance;

●	our ability to expand our international reach;

●	our ability to retain or recruit officers, key employees, and directors;

●	our ability to raise additional capital or obtain financing in the future;

●	our ability to successfully integrate acquired businesses with Akerna’s business within anticipated timelines and at their expected costs;

●	our ability to complete planned acquisitions on time or at all due to failure to obtain stockholder approval or governmental or regulatory clearances, or the failure to satisfy other conditions to completion, or the failure of completion for any other reason;

●	our response to adverse developments in the general market, business, economic, labor, regulatory, and political conditions, including worldwide demand for cannabis and the spot price and long-term contract price of cannabis;

●	our response to competitive risks;

●	our ability to protect our intellectual property;

●	the market reaction to negative publicity regarding cannabis;

●	our ability to manage the requirements of being a public company;

●	our ability to service our convertible debt;

●	our accounting treatment of certain of our private warrants;

●	our ability to effectively manage any disruptions to our business and/or any negative impact to our financial performance caused by the economic and social effects of the COVID-19 pandemic and measures taken in response; and

●	other factors discussed in other sections of this prospectus, including the section titled “Risk Factors,” and in the Company’s transition report for the six-month period ended December 31, 2020 on Form 10-KT, incorporated herein by reference, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

RECENT DEVELOPMENTS

Equity Financing

On October 28, 2020, we entered into subscription agreements with certain investors (the “Investors”) relating to the sale and issuance by the Company of 5,000,000 shares of common stock of the Company, par value $0.0001, at a price of $2.40 per share (the “Equity Offering”). The Offering closed on October 30, 2020.

In addition, on October 28, 2020,we entered into a placement agency agreement with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s agent for the sale of the shares to the public in the Equity Offering on a best efforts basis. The Company agreed to pay the Placement Agent a cash fee equal to 7% of the gross proceeds from the Equity Offering and to reimburse the Placement Agent for up to $60,000 of its reasonable out-of-pocket expenses.

Debt Modification

On December 23, 2020, we entered into waivers with all the holders (the “Holders”) of our outstanding senior secured convertible notes issued on June 9, 2020 (the “Notes”), pursuant to which the Company and the Holders, separately and not jointly, agreed to waive certain terms and conditions of the Notes as follows: (i) The Holders irrevocably waived the last sentence of Section 8(a) of the Notes requiring that all installment amounts payable under the Notes prior to April 1, 2021 be paid in cash pursuant to installment redemptions. The Company may now elect, in its sole discretion, to pay installment amounts under the Notes prior to April 1, 2021, by issuing shares of common stock pursuant to installment conversions or by paying cash pursuant to installment redemptions, in each case in accordance with the existing terms of the Notes, (ii) The Company irrevocably waived the prohibition on acceleration of installment amounts in Section 8(e) of the Notes solely in relation to the Installment Amount for January 4, 2020, to permit the Holders to accelerate the January 4, 2021 installment amount, in whole or in part, to one or more acceleration dates from December 24, 2020 through to and including January 4, 2021, as elected by each Holder pursuant to Section 8(e) of the Notes, (iii) The Company and the Holders agreed that the Company may irrevocably waive the installment scheduled principal amount for any installment date by setting forth in the installment notice for that installment date an installment amount greater than the installment scheduled principal amount due and payable on the next installment date. Each Holder may then consent to all or a portion of such increased installment amount for such installment date by written confirmation no later than 4:00 p.m. New York time on the trading day immediately prior to such installment date. Any increased amount for an installment amount above the installment scheduled principal amount for such installment date will reduce the principal amount under the Notes, and (iv) In relation to the January 4, 2021 installment amount, the Company delivered installment notices to the Holders increasing the installment amount for January 4, 2021, in the aggregate, by $2,062,500.

Acquisition of Veridian

On March 10, 2021, we entered into an Agreement and Plan of Reorganization (the “Viridian Agreement”) with Navigator Acquisition Corp., a Delaware corporation (“Seller”), and Viridian Sciences, Inc., a Delaware company (“Viridian”), whereby we acquired 100% of the issued and outstanding capital stock of Viridian from Seller for 1,000,000 shares of Akerna common stock valued at $6.00 per share (the “Transaction”).

The Agreement provides for a contingent payment of shares of Akerna’s common stock equal to up to $1,000,000 payable after the one-year period following the closing of the Transaction based upon certain revenue achievements set forth in the Agreement. A portion of the Share Consideration (as defined in the Agreement) in an amount equal to 100,000 shares of Akerna common stock valued at $6.00 per share in cash was deposited into an escrow account to satisfy certain net working capital adjustments and indemnification obligations of Seller.

We closed the acquisition of Veridian on April 1, 2021.

Transition Period

On September 25, 2020, our Board of Directors adopted resolutions pursuant to Article XII of our Bylaws to change the Company’s fiscal year end from June 30 to December 31, effective for the year ending December 31, 2020.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, working capital, capital expenditures, and to the extent we have any debt, debt repayment.

We may also use such proceeds to fund acquisitions of businesses, product candidates or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;

●	the addition of new products or applications;

●	technical delays;

●	delays or difficulties with our clinical trials;

●	negative results from our clinical trials;

●	difficulty obtaining regulatory approval;

●	failure to achieve sales as anticipated;

●	the availability and terms of debt financing to fund a portion of the purchase price(s) for potential acquisitions; and

●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

MARKET FOR COMMON SHARES

Our shares of Common Stock trade on the Nasdaq Capital Market under the symbol “KERN”. On June 7, 2021, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $4.27 per share, there were 25,212,342 shares of Common Stock issued and outstanding, and we had approximately 220 registered shareholders of record.

DIVIDEND POLICY

We do not intend to pay dividends for the foreseeable future. In addition, our ability to pay dividends is restricted by agreements governing Akerna’s and its subsidiaries’ debt, including the Company’s senior secured convertible notes. See “Risk Factors” above.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DESCRIPTION OF CAPITAL STOCK

As of June 7, 2021, our authorized capital stock consists of 75,000,000 shares of Common Stock, $0.0001 par value per share, of which 25,212,342 shares of common stock are issued and outstanding and 5,000,000 shares of Preferred Stock, $0.0001 par value, of which one share of special voting Preferred Stock is issued and outstanding. We are a Delaware corporation and our affairs are governed by our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. The following are summaries of material provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws insofar as they relate to the material terms of our Common Stock. Complete copies of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are filed as exhibits to our public filings.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, all stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. Subject to the prior rights of creditors of Akerna and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of Akerna, in the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative, preemptive rights, or subscription rights.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of Preferred Stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of Preferred Stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our Common Stock and could dilute the voting rights of the holders of our Common Stock.

Prior to the issuance of shares of each series of Preferred Stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of Preferred Stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the Preferred Stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of Preferred Stock offered hereby will, when issued, be fully paid and nonassessable, including shares of Preferred Stock issued upon the exercise of Preferred Stock Warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Special Voting Share

The special voting share has a par value of $0.0001 per share. The special voting share entitles the holder thereof to an aggregate number of votes equal to the number of the Exchangeable Shares issued and outstanding from time to time and that are not owned by us or our subsidiaries. Except as otherwise provided herein or by law, the holder of the special voting share and the holders of our common stock will vote together as a single class on all matters submitted to a vote of Akerna’s shareholders. With respect to all meetings of shareholders of Akerna at which holders of Akerna shares are entitled to vote, each registered holder of Exchangeable Shares shall be entitled to instruct the trustee holding the special voting share to cast and exercise, in the manner instructed, that number of votes equal to the “Equivalent Vote Amount” for each Exchangeable Share owned of record by such holder of Exchangeable Shares at the close of business on the record date established by Akerna or by applicable law for such meeting, in respect of each matter, question, proposal or proposition to be voted on at such meeting. At such time as the special voting share has no votes attached to it, the special voting share shall be automatically cancelled.

Exchangeable Shares

The Exchangeable Shares of Exchangeco are intended to be substantially economically equivalent to shares of our common stock. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of Exchangeco include the following:

●	any holder of Exchangeable Shares of Exchangeco is entitled to require Exchangeco to redeem any or all of the Exchangeable Shares registered in his/her name in exchange for one share of our common stock for each Exchangeable Share presented and surrendered;

●	in the event Akerna declares a dividend on its common stock, the holders of Exchangeable Shares of Exchangeco are entitled to receive from Exchangeco the same dividend, or an economically equivalent dividend, on their Exchangeable Shares;

●	the holders of the Exchangeable Shares of Exchangeco are not entitled to receive notice of or to attend any meeting of the shareholders of Exchangeco or to vote at any such meeting, except as required by law or as specifically provided in the Exchangeable Share conditions; and

●	the holders of Exchangeable Shares of Exchangeco are entitled to instruct the Trustee to vote the special voting stock as described above.

Of the 3,294,574 Exchangeable Shares that were issued to former Ample shareholders in connection with the consummation of the Arrangement, an aggregate of 658,915 Exchangeable Shares were issued as “Closing Consideration” and an aggregate of 2,635,659 Exchangeable Shares, constituting part of the “Escrowed Consideration” were issued into escrow pursuant to an escrow agreement (the “Escrow Agreement”), entered into on July 7, 2020 by and among the Company, ExchangeCo, John Prentice, as Shareholder Representative, and Odyssey Trust Company. Under the Escrow Agreement, subject to unresolved claims by the Company under the Arrangement Agreement in respect of fraud, the Escrowed Consideration shall be released to former Ample shareholders upon the six-, nine-, and twelve-month anniversaries of the Closing Date in accordance with the following schedule -- 988,372 shares on the six-month anniversary, 823,643 shares on the nine-month anniversary, and 823,644 shares on the twelve-month anniversary. As of the date hereof, 2,255,201 shares of common stock of Akerna have been issued on conversion of Exchangeable Shares.

CVRs

In addition to the Exchangeable Shares, each Ample shareholder, immediately prior to the time at which the Arrangement became effective received one CVR. Each CVR entitles the holder to receive a portion of Deferred Consideration (as defined in the Arrangement Agreement) that the initial holder of such CVR is entitled to receive in its capacity as an Ample shareholder, with an aggregate of up to CAD$10,000,000 additional Exchangeable Shares issuable to the holders of the CVRs subject to downward adjustment pursuant to the Arrangement Agreement. Pursuant to the Rights Indenture entered into on July 7, 2020 by and among Akerna, Exchangeco, John Prentice as Shareholder Representative and Odyssey Trust Company, holders of CVRs shall be entitled to additional Exchangeable Shares if certain revenue targets are achieved by Ample during the twelve month period following effectiveness of the Arrangement.

 Registration Rights

We have granted registration rights under the Securities Act to certain holders of our common stock in relation to our acquisitions of Solo, Trellis and Ample. In relation to Ample, we agreed to file and maintain, until no Exchangeable Shares remain outstanding, a registration statement regarding the exchange of the Exchangeable Shares into shares of our common stock pursuant to their terms. In relation thereto, we filed a registration statement on Form S-1 on July 9, 2020 (333-239783) which was brought effective on August 14, 2020. In relation to Trellis, we agreed to file a registration statement registering the resale of shares of certain of the shares of common stock held by the former shareholders of Trellis, totaling 314,684 shares. In relation thereto, we filed a registration statement on Form S-1 on August 7, 2020 (333-242474) registering the resale of 314,684 shares of our common stock, which was brought effective on August 14, 2020. In relation to Solo, we have agreed to use of commercially reasonable efforts to file a registration statement to register the resale of 2,000,000 shares of common stock held by the former shareholders of Solo. In relation thereto, we filed a registration statement on Form S-1 on January 15, 2021 (333-252178) registering the resale of 2,717,245 shares of our common stock related to the Solo transaction (such registration statement also acted as a post-effective amendment to the Trellis registration statement and a prior registration statement on S-3 for the resale of shares), which was brought effective on January 25, 2021. We may also be required in the future to file amendments to these registration statements to maintain effectiveness.

Election of Directors

Our Class I Directors held office until the 2019 annual meeting of stockholders and were reelected at such meeting. Our Class II Directors held office until the 2020 annual meeting of stockholders and were reelected at such meeting. Our Class III Directors hold office until the 2021 annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the votes cast at the annual meeting by the holders of Common Stock present in person or represented by proxy and entitled to vote at such meeting. There is no cumulative voting for directors.

Anti-Takeover Provisions

Our Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These provisions:

●	create a staggered Board of Directors making it more difficult for stockholders to remove a majority of the Board of Directors and take control;

●	grant the Board of Directors the ability to designate the terms of and issue new series of preferred shares, which can be created and issued by the Board of Directors without prior stockholder approval, with rights senior to those of the common stock;

●	impose limitations on our stockholders’ ability to call special stockholder meetings;

●	make it more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of Common Stock or Preferred Stock in one or more series. We may issue Warrants independently or together with Common Stock or Preferred Stock, and the Warrants may be attached to or separate from these securities.

We will evidence each series of Warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of Warrants.

We will describe in the applicable prospectus supplement the terms of the series of Warrants, including:

●	the offering price and aggregate number of Warrants offered;

●	if applicable, the designation and terms of the securities with which the Warrants are issued and the number of Warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the Warrants and the related securities will be separately transferable;

●	in the case of Warrants to purchase Common Stock or Preferred Stock, the number or amount of shares of Common Stock or Preferred Stock, as the case may be, purchasable upon the exercise of one Warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the Warrants, including any cashless exercise rights;

●	the warrant agreement under which the Warrants will be issued, if any;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the Warrants;

●	anti-dilution provisions of the Warrants, if any;

●	the terms of any rights to redeem or call the Warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the Warrants;

●	the dates on which the right to exercise the Warrants will commence and expire or, if the Warrants are not continuously exercisable during that period, the specific date or dates on which the Warrants will be exercisable;

●	the manner in which the warrant agreement and Warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the Warrants;

●	federal income tax consequences of holding or exercising the Warrants;

●	the terms of the securities issuable upon exercise of the Warrants;

●	any securities exchange or quotation system on which the Warrants or any securities deliverable upon exercise of the Warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the Warrants.

Before exercising their Warrants, holders of Warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of Warrants to purchase Common Stock or Preferred Stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the Warrants may exercise the warrants at any time up to 5:00 P.M. mountain time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the warrant certificate representing the Warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the Warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the Warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of Warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any Warrant. A single bank or trust company may act as warrant agent for more than one issue of Warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or Warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a Warrant may, without the consent of the related warrant agent or the holder of any other Warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its Warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of Warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their Warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any Warrants issued under the warrant agreements will be governed by Delaware law.

DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each Unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the Unit. The unit agreement under which a Unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the Units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units; and

●	whether the Units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

General

We may offer and sell the securities on a continuous or delayed basis, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The securities offered pursuant to any prospectus supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

We may only offer and sell the securities pursuant to a prospectus supplement during the 36-month period that this prospectus, including any amendments hereto, remains effective. The prospectus supplement for any of the securities being offered thereby will set forth the terms of the offering of such securities, including the type of security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered thereby.

By Underwriters

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of underwriters to purchase the securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of such securities are purchased. We may agree to pay the underwriters a fee or commission for various services relating to the offering of any securities. Any such fee or commission will be paid out of the proceeds of the offering or our general corporate funds.

By Dealers

If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The securities may also be sold through agents designated by us. Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Any such fees or commissions will be paid out of the proceeds of the offering or our general corporate funds. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

With respect to the sale of securities under this prospectus and any prospectus supplement, No Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

Underwriters, dealers or agents who participate in the distribution of securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on The NASDAQ Capital Market. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

EXPERTS

The consolidated financial statements of Akerna as of December 31, 2020, June 30, 2020 and 2019, for the six months ended December 31, 2020 and for each of the two years in the period ended June 30, 2020 included in our transition report on Form 10-KT which is incorporated herein by reference, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Solo as of December 31, 2019 and 2018 and for years then ended included in our current report on Form 8-K as filed with the SEC on May 29, 2020 and incorporated herein by reference, have been audited by Marcum LLP, independent auditors, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Ample as of December 31, 2019 and 2018 and for years then ended included in our current report on Form 8-K as filed with the SEC on July 8, 2020 and incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which is incorporated herein by reference, which report includes an explanatory paragraph as to the ability of Ample to continue as a going concern as described in Note 1 to the financial statements, and are included in reliance on such report given upon such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby have been passed upon for Akerna by Dorsey & Whitney LLP.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC.  This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus.  Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

The following documents have been filed by us with the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus.

(a)	our Transition Report on Form 10-KT for the six-month period ended December 31, 2021, which report contains our audited consolidated financial statements and the notes thereto as of December 31, 2020 and June 30, 2020 and 2019 and for the six-month transition period ended December 31, 2020 and for the fiscal years ended June 30, 2020 and 2019, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the six-month period ended December 31, 2020 and the fiscal years ended June 30, 2020 and 2019, as filed with the SEC on March 31, 2021;

(b)	our Proxy Statement on Schedule 14A in connection with our June 7, 2021 annual general meeting of stockholders, to the extent such information is specifically incorporated by reference into Part III of our Transition Report on Form 10-KT for the fiscal year ended December 31, 2020, as filed with the SEC on April 27, 2021;

(c)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which report contains the unaudited condensed consolidated financial statements of the Company and the notes thereto as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 and the related management’s discussion and analysis of financial condition and results of operations for the three months ended March 31, 2021 and 2020, as filed with the SEC on May 21, 2021;

(d)	Exhibit 99.1 to our Current Report on Form 8-K, as filed with the SEC on May 29, 2020, which exhibit contains the financial statements of Solo as of December 31, 2019 and 2018 and for years then ended, together with the auditor’s report thereon;

(e)	Exhibit 99.2 to our Current Report on Form 8-K, as filed with the SEC on July 8, 2020, which exhibit contains the consolidated financial statements of Ample as of December 31, 2019 and 2018 and for years then ended, together with the auditor’s report thereon;

(f)	pages F-50 through F-64 and F-108 through F-112 of our prospectus dated January 25, 2021, as filed with SEC on February 10, 2021, which pages contain, respectively (i) the unaudited condensed consolidated financial statements of Ample Organics Inc. as of and for the three and six months ended June 30, 2020 and 2019 and (ii) the unaudited pro forma condensed combined statement of operations of Akerna, Solo and Ample for the year ended June 30, 2020;

(g)	our Current Reports on Form 8-K as filed on January 14, 2021, February 3, 2021, March 16, 2021, April 26, 2021, April 30, 2021 and June 7, 2021;

(h)	The description of the Common Stock contained in the registration statement on Form 8-A of MTech Acquisitions Corp. with the SEC on January 26, 2018, including any amendment or report filed for purposes of updating such description. The Company is the successor issuer to MTech Acquisitions Corp.; and

(i)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

We also hereby specifically incorporate by reference all filings by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the initial registration statement on Form S-3 to which this prospectus relates and prior to effectiveness of such registration statement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

AKERNA CORP.
1550 Larimer Street #246

Denver, Colorado 80202

Attention: John Fowle, Secretary

Telephone: 1-888-932-6537

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement, of which this prospectus is a part, and the documents incorporated by reference herein, at the SEC’s Internet site. You may also access these documents at the Company’s website at www.akerna.com.

Up to $3,499,349

Shares of common stock

PROSPECTUS SUPPLEMENT

A.G.P

September 28, 2022